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                                                                    EXHIBIT 3.25

                                                                          PAGE 1
                               STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE

                           ________________________

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "POLY-BOND INC.", FILED IN THIS OFFICE ON THE FIRST DAY OF JUNE, A.D. 1990, AT 10 O'CLOCK A.M.


                                             ___________________________________
                                             Edward J. Freel, Secretary of State

                                             AUTHENTICATION:        2232054 8100
                                                             89476167 981J078813
                                             DATE:                      03-02-98
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                         CERTIFICATE OF INCORPORATION

                                      OF

                                Poly-Bond Inc.


     The undersigned incorporator, in order to form a corporation under the General Corporation Law of the State of Delaware, ratifies follows:

     1.   Name.  The name of the corporation is Poly-Bond Inc. (hereinafter
          ----
called the "Corporation").

     2.   Address; Registered Agent.  The address of the Corporation's
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registered office in the State of Delaware is Corporation Trust Center, 1209
Orange Street in the City of Wilmington, County of New Castle, State of Delaware. The name of its registered agent at such address is The Corporation Trust Company.

     3.   Purposes.  The nature and business purposes to be conducted or
          --------
promoted by the Corporation are to engage in, carry on and conduct any lawful act or activity for which corporation may be organized under the General Corporation Law of the State of Delaware.

     4.   Number of Shares.  The total number of shares of stock which the
          ----------------
Corporation shall have authority to issue is: One Thousand (1,000), all of which shall be shares of Common Stock of the par value of one cent ($.01) each.

     5.   Name and Address of Incorporator. The name and mailing address of the
          --------------------------------
incorporator are: Denise R. Santangelo, 120 West 45th Street 23rd Floor, New York, New York 10036-4003.

     6.   Election of Directors.  Members of the Board of Directors may be
          ---------------------
elected either by written ballot or by voice vote.

     7.   Adoption, Amendment and/or Repeal of By-Laws.  The Board of Directors
          --------------------------------------------
may from time to time (after adoption by the undersigned of the original by-laws of the Corporation) make, alter or repeal the bylaws of the Corporation; provided, that any by-laws made, amended or repealed by the Board of Directors may be amended or repealed, and any by-laws may be made, by the stockholders of the Corporation.

     8.   Compromise and Arrangements.  Whenever a compromise or arrangement is
          ---------------------------
proposed between the Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders of this Corporation as the case may be, to be
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summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     9.   Directors' Liability.  A director of the Corporation shall not be
          --------------------
personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

     IN WITNESS WHEREOF, this Certificate has been signed on this 31st day of May, 1990.

                                        /s/ Denise R. Santangelo
                                        ________________________________________
                                        Denise R. Santangelo
                                        Incorporator

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